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        BOECKERMANN HEINEN & MAYER, P.A.
        CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Amendment No. 3 of Registration Statement of AutoTradeCenter.com Inc. on Form S-1 of our report on Walden Remarketing - A Division of Walden Remarketing Services, Inc., dated August 25, 1999, appearing in this Registration Statement



                                        /s/Boeckermann, Heinen & Mayer, P.A.
Minneapolis, Minnesota                  Boeckermann, Heinen & Mayer, P.A.
October 12, 1999                        Certified Public Accountants













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